Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the voting common stock, $0.001 par value per share of Avalyn Pharma Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of May 8, 2026.

Dated: May 8, 2026

AVERILL MASTER FUND, LTD.

By:	/s/ Andrew Nathanson
	Name:	Andrew Nathanson
	Title:	Authorized Signatory

AVERILL MADISON MASTER FUND, LTD.

By:	/s/ Andrew Nathanson
	Name:	Andrew Nathanson
	Title:	Authorized Signatory

SUVRETTA CAPITAL MANAGEMENT, LLC

By:	/s/ Andrew Nathanson
	Name:	Andrew Nathanson
	Title:	General Counsel and Chief Compliance Officer

/s/ Aaron Cowen
Aaron Cowen